UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2010

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 13, 2010, in connection with the Acquisition (as such term is defined below in Item 2.01, “Completion of Acquisition or Disposition of Assets”), Exopack Holding Corp. (the “Company”), Exopack Key Holdings, LLC, and certain subsidiaries of the Company, as guarantors, entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with Goldman Sachs Lending Partners LLC (“GS Lending Partners”), as Sole Lead Arranger, Sole Lead Bookrunner, Administrative Agent, Syndication Agent and Documentation Agent.  The Credit Agreement provides for a term loan in an amount of up to $100.0 million (the “Term Loan”).  Immediately prior to the closing of the Acquisition, the Company borrowed the full amount of the Term Loan to be used for (i) consideration in respect of the Acquisition, (ii) certain transaction costs related to the Acquisition and (iii) certain integration costs in connection with the Acquisition in an amount not to exceed $5.0 million.  GS Lending Partners may syndicate the Term Loan to other lenders that may become party to the Credit Agreement from time to time.  In general, the Company’s obligations under the Credit Agreement will mature on February 1, 2014.  The Company’s obligations under the Credit Agreement are guaranteed by the Company’s parent and certain subsidiaries of the Company set forth in the Credit Agreement.

The Term Loan was initially funded as a Base Rate Loan (as such term is defined in the Credit Agreement).  As a Base Rate Loan, the Term Loan will initially bear interest at a rate per annum equal to the Base Rate (as such term is defined in the Credit Agreement), which will not be less than 3.00% per annum, plus a margin of 8.25% per annum.  The Company generally has the option under the Credit Agreement to convert all or part of the Term Loan to a Eurodollar Rate Loan.  Any Eurodollar Rate Loan will bear interest at a rate per annum equal to the Adjusted Eurodollar Rate (as such term is defined in the Credit Agreement), which will not be less than 2.00% per annum, plus a margin of 9.25% per annum.  In each case, interest on the unpaid principal amount of the Term Loan shall at no time be less than 12.00% per annum.

Under the terms of the Credit Agreement, the Company may voluntarily prepay the Term Loan in whole or part, subject to an aggregate minimum repayment amount of $5.0 million and subject to certain specified prepayment premiums for prepayments that occur before February 1, 2012.  The Company is required to prepay specified portions of the Term Loan in the event of certain asset sale transactions, change of control transactions and the receipt of proceeds from the sale of certain senior notes.

The Credit Agreement contains certain customary affirmative and negative covenants that restrict the Company’s and its subsidiaries’ ability to, among other things, incur additional indebtedness, grant liens, engage in mergers, acquisitions and asset sales, declare dividends and distributions, redeem or repurchase equity interests, make loans, certain payments and investments and enter into transactions with affiliates.

Under the Credit Agreement, the Company is obligated to pay customary closing fees and other fees for a credit facility of this size and type.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On July 13, 2010, pursuant to that certain Asset Purchase Agreement  (the “Asset Purchase Agreement”) dated as of June 11, 2010 by and between the Company and Bemis Company, Inc. (“Bemis”), the Company completed the previously-announced acquisition (the “Acquisition”) from Bemis and certain of its subsidiaries and affiliates of certain assets and liabilities related to Bemis’ business involving the manufacture and sale in the United States and Canada of (i) flexible–packaging rollstock used for chunk, sliced or shredded natural cheeses packaged for retail sale, (ii) flexible–packaging shrink bags used for fresh meat and (iii) certain other packaging products described in the Asset Purchase Agreement (collectively, the “Business”).  The cash consideration paid by the Company at the closing of the Acquisition was $82,134,700, which is subject to certain post-closing adjustments as described in the Asset Purchase Agreement, and the Company assumed certain liabilities relating to the Business.  The Company funded the purchase price with proceeds from the Term Loan.

The foregoing description of the transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference. The representations and warranties contained in the Asset Purchase Agreement are made for, among other things, the purpose of allocation of risk and as conditions to closing, may be subject to exceptions in the disclosure schedules provided in accordance with the Asset Purchase Agreement, are not necessarily accurate or complete as made, and should not be relied upon by any of our potential investors.

The financial statements of the Business and the pro forma financial information required under Item 9.01 of this Current Report on Form 8-K will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01, “Entry Into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

            The audited financial statements and unaudited interim financial statements of the Business required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information

            The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

The list of exhibits in the Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: July 16, 2010	By: /s/ Jack Knott________________
Name: Jack Knott
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1 †	Asset Purchase Agreement dated as of June 11, 2010 by and between Exopack Holding Corp. and Bemis Company, Inc. *

_______________

†          Confidential treatment has been requested for portions of this Exhibit 2.1. These portions have been omitted from this Current Report on Form 8-K and have been filed separately with the Securities and Exchange Commission.

*          Schedules and certain exhibits to this Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of the omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

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